Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 27, 2006, except Note 13 (for 2005 and 2004) as to which the date is March 15, 2007, in the Registration Statement (Form S-11 No. 333-) and related Prospectus of GMH Communities Trust dated April 26, 2007 for the registration of 34,141,864 common shares of beneficial interest.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 24, 2007